UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549

                                  FORM 8-K

                               CURRENT REPORT
       Pursuant to Section 13 or 15(d) of the Securities Exchange Act


                       Date of Report: April 18, 2008
                      (Date of Earliest Event Reported)



                          SPINDLETOP OIL & GAS CO.
           (Exact name of registrant as specified in its charter)


            Texas                    000-18774               75-2063001
(State or other jurisdiction   (Commission File No.)   (IRS Employer or ID #)
      of incorporation)


                          12850 Spurling Rd., Suite 200
                            Dallas, Texas  75230
                  (Address of principal executive offices)


                               (972) 644-2581
            (Registrant's telephone number, including area code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions


[     ]     Written communications pursuant to rule 425 under the Securities
            Act (17 CFR 230.425)

[     ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act
           (17 CFR 240.14a-12)

[     ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[     ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))








Section 2 - Financial Information

Item 2.02.  Results of Operations and Financial Condition

On April 18, 2008, Spindletop Oil & Gas Co. ("the Company") announced its operational results for the year ended December 31, 2007. A copy of the announcement is attached as Exhibit 99.1.

The information furnished pursuant to Item 2.02 in this Form 8-K, including
Exhibit 99.1 attached hereto, shall not be deemed to be filed for purposes of
Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. We undertake no duty or obligation to publicly update or revise the information furnished pursuant to Item 2.02 of this Current Report on Form 8-K.






































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Section 9 - Financial Information

Item 9.01.  Financial Statements and Exhibits

      (d)   Exhibits

            The following Exhibit is furnished with this report.

     Exhibit
   Designation                 Description of Exhibit

      99.1*              Press Release dated April 18, 2008








_______________________
* Furnished herewith
































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                                 Signatures


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.


                                          SPINDLETOP OIL & GAS CO.
                                                (Registrant)


Date:  April 18, 2008                     By: /s/ Chris G. Mazzini
                                              Chris G. Mazzini
                                              President, Principal
                                              Executive Officer



Date:  April 18, 2008                     By: /s/ Michelle H. Mazzini
                                              Michelle H. Mazzini
                                              Vice President, Secretary,
                                              Treasurer


Date:  April 18, 2008                     By: /s/ Robert E. Corbin
                                              Robert E. Corbin
                                              Controller, Principal
                                              Financial Officer

























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                                                                 Exhibit 99.1

PRESS RELEASE


SPINDLETOP OIL & GAS CO. RELEASES 2007 EARNINGS; NATURAL GAS PRODUCTION INCREASES DUE TO THE NEWARK, EAST BARNETT SHALE FIELD.

DALLAS, April 18 /PRNewswire-FirstCall/ -- Spindletop Oil & Gas Co. (OTC Bulletin Board: SPND) (the "Company") has released its earnings for the year ended December 31, 2007. The Company reported Net Income of $1,808,000 on gross revenues of $8,707,000 for the year ended December 31, 2007 as compared with Net Income of $920,000 on gross revenues of $6,174,000 for the year ended December 31, 2006. Earnings per share of common stock for the year ended December 31, 2007 was $0.24 per share compared to $0.12 per share in 2006.

Oil and gas revenue increased $2,361,000 or 46.5% over the same period in 2006. Gas revenue increased by approximately $2,118,000 in 2007 or 56.9% over 2006 revenue. The increase in gas revenue was due to an increase in gas volumes to approximately 881,000 mcf sold during 2007 as compared to approximately 672,000 mcf sold in 2006 (a 31.1% increase) as well as an increase in average gas prices received to $6.63 per mcf in 2007 over $5.55 per mcf in 2006. The primary increase in gas production was due to five of the Company's Barnett Shale wells that were completed and began production during 2007. Oil prices also contributed to the increase in gross revenues as average prices received were $65.17 per bbl in 2007 versus $53.14 per bbl in 2006.

This press release may contain "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described herein. Although the Company believes that the expectations in such statements to be reasonable, there can be no assurance that such expectations will prove to be correct.

Spindletop Oil & Gas Co. is a publicly held independent exploration and production company headquartered in Dallas, Texas that operates oil and gas properties throughout Texas, Alabama, Arkansas, Louisiana, Oklahoma and New Mexico. The company also operates several gas pipeline gathering systems and owns interests in outside operated oil and gas producing properties in sixteen states. Approximately 87% of the company's reserves are natural gas and approximately 13% are crude oil and condensate.

The company filed its Annual Report Form 10-K with the Securities and Exchange Commission on April 14, 2008. For more information, please go to the Company's website at http://www.spindletopoil.com, or contact
Robert E. Corbin, Controller of Spindletop Oil & Gas Co., 972-644-2581.



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